SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-03034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 3000 Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Registrant’s telephone number, including area code:(612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

On November 18, 2002, Xcel Energy Inc. issued a press release announcing that it is seeking to raise, subject to market and other conditions, $200 million through a private offering of convertible senior notes (such amount does not give effect to an option to be granted to the initial purchasers to acquire additional senior notes in the amount of $30 million). The senior notes are convertible into shares of the Company’s common stock and mature in 2007. For more information see the full press release included in this Form 8-K as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No	Description

99.01	Press Release Xcel Energy Inc. Private Placement, dated November 18, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

By: /s/ Richard C. Kelly
Richard C. Kelly
Vice President and Chief Financial Officer

Dated: November 19, 2002

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